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Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Amendment to the Annual Report on Form 10-K of New World Restaurant Group, Inc., a Delaware corporation (the "Company") for the year ended December 31, 2002 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony D. Wedo, as Principal Executive Officer and Principal Accounting Officer certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

        1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2003

/s/ Anthony D. Wedo Anthony D. Wedo Chairman and Chief Executive Officer (Principal Executive Officer and Principal Accounting Officer)

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit 99.1